UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 29, 2010

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 616-406-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     An annual meeting of our shareholders was held on April 29, 2010. At the meeting, our shareholders voted on, and approved, each of the following three matters:
•	election of nine directors, each for a one year term;

•	ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2010; and

•	an advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting.
     The final vote results for these three matters is set forth below.
     The votes cast on the election of directors were as follows:

		Votes		Broker
Nominee	Votes For	Withheld	Abstentions	Non-Votes
Edward J. Clark	4,629,397	245,400	0	2,699,671
Doyle A. Hayes	4,626,146	248,651	0	2,699,671
Susan K. Jones	4,618,029	256,768	0	2,699,671
Lawrence W. Larsen	4,623,755	251,042	0	2,699,671
Calvin D. Murdock	4,624,126	250,671	0	2,699,671
Michael H. Price	4,622,908	251,889	0	2,699,671
Timothy O. Schad	4,626,444	248,353	0	2,699,671
Dale J. Visser	4,623,595	251,202	0	2,699,671
Donald Williams, Sr.	4,612,089	262,708	0	2,699,671
     The votes cast on the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2010 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,506,762	50,840	16,866	0
     The votes cast on the advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
7,093,284	445,432	35,752	0

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation
By:	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief Financial Officer and Treasurer

Date: April 30, 2010

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